As filed with the Securities and Exchange Commission on May 1, 2015

Registration No. 333-203102

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

Pre-Effective Amendment No. 1 to the

FORM S-4

REGISTRATION STATEMENT

UNDER THE SECURITIES ACT OF 1933

(Exact name of registrant as specified in its charter)

Delaware	6721	16-1213679
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

5790 Widewaters Parkway

DeWitt, New York 13214

(315) 445-2282

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Mark E. Tryniski

President and Chief Executive Officer

Community Bank System, Inc.

5790 Widewaters Parkway

DeWitt, New York 13214

(315) 445-2282

(Name, address, including zip code, and telephone number, including area code, of agent for service)

With copies to:

Ronald C. Berger, Esq. Bond, Schoeneck & King, PLLC One Lincoln Center Syracuse, New York 13202-1355 (315) 218-8000	George J. Getman, Esq. EVP and General Counsel Community Bank System, Inc. 5790 Widewaters Parkway DeWitt, New York 13214 (315) 445-2282	Eric Luse, Esq. Luse Gorman, PC 5335 Wisconsin Ave, NW Suite 780 Washington, DC 20015 (202) 274-2002

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of the registration statement.

If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12 b-2 of the Exchange Act.

Large accelerated filer ☒	Accelerated filer ☐
Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐

If applicable, place an X in the box to designate the appropriate rule provision relied upon in conducting this transaction:

Exchange Act Rule 13e-4(i) (Cross-Border Issuer Tender Offer) ☐

Exchange Act Rule 14d-1(d) (Cross-Border Third-Party Tender Offer) ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price per Share	Proposed Maximum Aggregate Offering Price (2)	Amount of Registration Fee (3)
Common Stock, $1.00 par value	2,485,303 Shares	N/A	$86,268,895	$10,024

(1) Represents the estimated maximum number of shares of Community Bank System, Inc. common stock estimated to be issuable upon the completion of the merger described herein. This number is based upon the product of (x) the number of shares of Oneida Financial Corp. common stock outstanding and reserved for issuance under various plans as of March 30, 2015; (y) the exchange ratio of 0.5635, pursuant to the Agreement and Plan of Merger, dated February 24, 2015, by and among Community Bank System, Inc. and Oneida Financial Corp., which is attached hereto as Annex A; and (z) 60%, which is the portion of the merger consideration consisting of Community Bank System, Inc. common stock issuable in the merger.

(2) Pursuant to Rule 457(f), the registration fee was computed on the basis of $19.56, the market value of the common stock of Oneida Financial Corp., based upon the average of the high and low sales prices as reported on the NASDAQ Global Market on March 27, 2015, to be exchanged or cancelled in the merger, computed in accordance with Rule 457(c), multiplied by the total number of shares of common stock of Oneida Financial Corp. that may be received by the registrant and/or cancelled upon consummation of the merger, subtracting the amount of cash to be paid by Community Bank System, Inc. for such shares.

(3) Previously paid.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment that specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

This Pre-Effective Amendment No. 1 to the Registration Statement on Form S-4 is being filed solely to file exhibits 8.1, 23.3, 23.4 and 99.1 to this Registration Statement (Registration No. 333-203102), and no changes or additions are being made hereby to the proxy statement/prospectus constituting Part I of this Registration Statement or to Items 20, 21 or 22 of Part II of this Registration Statement. Accordingly, such proxy statement/prospectus and Items 20, 21 and 22 of Part II have not been included herein.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of DeWitt, State of New York, on May 1, 2015.

COMMUNITY BANK SYSTEM, INC.

By:	/s/ Mark E. Tryniski
Name:	Mark E. Tryniski
Title:	President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, the registration statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ Mark E. Tryniski	Director, President and Chief Executive Officer	May 1, 2015
Mark E. Tryniski	(Principal Executive Officer)

/s/ Scott Kingsley	Treasurer and Chief Financial Officer	May 1, 2015
Scott Kingsley	(Principal Financial and Accounting Officer)

*	Director	May 1, 2015
Brian R. Ace

*	Director	May 1, 2015
Mark J. Bolus

*	Director	May 1, 2015
Nicholas A. DiCerbo

*	Director	May 1, 2015
Neil E. Fesette

*	Director	May 1, 2015
James A. Gabriel

*	Director	May 1, 2015
James W. Gibson, Jr.

Signature	Title	Date

*	Director	May 1, 2015
Edward S. Mucenski

*	Director	May 1, 2015
John Parente

*	Director	May 1, 2015
Sally A. Steele

*	Director	May 1, 2015
John F. Whipple, Jr.

*	Director	May 1, 2015
James A. Wilson

*	Pursuant to a Power of Attorney contained in Exhibit 24.1 to the Registration Statement on Form S-4 of Community Bank System, Inc. filed on March 30, 2015

By:	/s/ Mark E. Tryniski	May 1, 2015
Mark E. Tryniski
Attorney-in-fact

Exhibit Index

Exhibit Number	Description of Exhibit
2.1	Agreement and Plan of Merger, dated as of February 24, 2015, by and between Community Bank System, Inc. and Oneida Financial Corp. (attached as Annex A to the Proxy Statement/Prospectus contained in this Registration Statement on Form S-4).
3.1	Certificate of Incorporation of Community Bank System, Inc. (incorporated by reference to Exhibit 3.1 to the Registration Statement on Form S-4 filed on October 20, 2000 (File No. 333-48374)).
3.2	Certificate of Amendment of Certificate of Incorporation of Community Bank System, Inc. (incorporated by reference to Exhibit 3.1 to the Quarterly Report on Form 10-Q filed on May 7, 2004 (File No. 001-13695)).
3.3	Certificate of Amendment of Certificate of Incorporation of Community Bank System, Inc. (incorporated by reference to Exhibit 3.1 to the Quarterly Report on Form 10-Q filed on August 9, 2013 (File No. 001-13695)).
3.4	Amended Bylaws of Community Bank System, Inc. (incorporated by reference to Exhibit 3.2 to the Current Report on Form 8-K filed on July 24, 2007 (File No. 001-13695)).
4.1	Form of Common Stock Certificate of Community Bank System, Inc. (incorporated by reference to Exhibit 4.1 to the Registration Statement on Form S-3 filed on September 29, 2008 (File No. 333-153403)).
5.1	Opinion of Bond, Schoeneck & King, PLLC as to the validity of the securities being registered.*
8.1	Opinion of Luse Gorman, PC, as to certain tax matters.
10.1	Form of Voting Agreement, by and between Community Bank System, Inc. and the directors and executive officers of Oneida Financial Corp. (attached as Exhibit A to Annex A of the Proxy Statement/Prospectus contained in this Registration Statement on Form S-4).
23.1	Consent of Bond, Schoeneck & King, PLLC (set forth in Exhibit 5.1).*
23.2	Consent of Luse Gorman, PC (set forth in Exhibit 8.1).
23.3	Consent of PricewaterhouseCoopers, LLP.
23.4	Consent of Crowe Horwath LLP.
24.1	Power of Attorney.*
99.1	Form of proxy card for the special meeting of the stockholders of Oneida Financial Corp.
99.2	Consent of Keefe, Bruyette & Woods, Inc.*
99.3	Consent of Michael R. Kallet pursuant to Rule 438 promulgated under the Securities Act of 1933, as amended.*
99.4	Consent of Eric E. Stickels pursuant to Rule 438 promulgated under the Securities Act of 1933, as amended.*

* Previously Filed.